                                                                   EXHIBIT 10.26

                                  OFFICE LEASE

THIS LEASE AGREEMENT made this 7 day of October. 1996, by and BETWEEN BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company (the "Lessor") and TARGETED GENETICS CORPORATION, a Washington corporation (the "Lessee").

1. PREMISES. Lessor does hereby lease to Lessee those certain premises, to wit: approximately 4,720 rentable square feet of office space on the first floor, Suite 100, as outlined on Exhibit A attached hereto (hereinafter called "Premises") being situated within the Project known as the Metropolitan Park West Tower. Lessee shall occupy the Premises "as is, except as provided in Exhibit F, work Letter Agreement. See Legal Description attached as Exhibit C.

2. TERM. This Lease shall be for a term of seven (7) years and three (3) months commencing January 1, 1997 (the "Commencement Date") and expiring March 31, 2004 ("Expiration Date").

3. MONTHLY MINIMUM RENT. Lessee covenants and agrees to pay Lessor at 1001 Fourth Avenue, Suite 4700, Seattle, WA 98154, or to such other party or at such other place as Lessor may hereafter designate, Monthly Minimum Rent in the following amounts according to the schedule below and Additional Rent, as provided in Section 10, in advance without offset or deduction, on or before the first (1st) day of each month of the Lease term:

                Period                 Monthly Minimum Rent
                ------                 --------------------
          1/01/97- 12/31/97                  $7,403.00
          1/01/98 - 12/31/98                 $7,403.00
          1/01/99 - 12/31/99                 $7,403.00
          1/01/00- 12/31/00                  $7,698.00
          1/01/01 - 12/31/01                 $7,698.00
          1/01/02- 12/31/02                  $8,779.00
          1/01/03 - 12/31/03                 $8,779.00
          1/01/04 - 03/31/04                 $8,779.00


5.   EXHIBITS: The following exhibits or riders are made a part of this Lease:

         Exhibit           A - Floor Plan of Premises
         Exhibit           A - 1 Floor Plan of Right of First Refusal Space
         Exhibit           B - Space Plan of Premises
         Exhibit           C - Legal Description
         Exhibit           D - Rules and Regulations
         Exhibit           E - Standards for Utilities and Services
         Exhibit           F - Work Letter Agreement
         Exhibit           G - Riders to Lease
         Exhibit           G1 - Chiyoda Relocation Amendment

6. USE. Lessee shall use the Premises for the purposes of general of office and for no other purposes, without the prior written consent of Lessor, and shall comply with all governmental laws, ordinances, regulations, orders and directives and insurance requirements applicable to Lessee's use of the Premises. Lessee shall not occupy or use or permit any portion of the Premises to be occupied or used in such a manner or for any purpose which would increase the cost of insurance coverage's upon the Premises, the building or the contents thereof.

7. RULES AND REGULATIONS. Lessee agrees to comply with the Rules and Regulations attached hereto as Exhibit D, as well as such other reasonable rules and regulations as may from time to time be adopted by Lessor for the management, good order and safety of common areas, the building and its Lessee(s). Lessee shall be responsible for the compliance with such rules and


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     regulations by its employees, agents and invitees. Lessor's failure to enforce any of such rules and regulations against Lessee or any other Lessee shall not be deemed to be a waiver of same.

8.   MAINTENANCE AND REPAIRS.

          a. LESSEE OBLIGATIONS. Subject to the provisions of Exhibit F. by entry hereunder, Lessee accepts the Premises as being in good and sanitary order, condition and repair. Subject to the provisions of section 8(b) Lessee shall, at its expense, keep, maintain and preserve the Premises in first class condition and repair, and shall make all repairs to the Premises and every part thereof. Lessee shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Lessor in the same condition as when received, usual and ordinary wear and tear and damage by casualty excepted. Lessee shall not alter, remodel, improve, repair, decorate or paint the Premises or any part thereof without first obtaining the prior written permission of Lessor.

          b. LESSOR OBLIGATIONS. Notwithstanding Section 8a, Lessor shall repair and maintain the exterior and structural portions of the Building, the common areas of the Building including the garage and courtyard and the plumbing, heating, ventilating, air conditioning, elevator and (electrical and lighting systems furnished by Lessor; the costs of the foregoing shall be Operating Expenses, unless such maintenance and repairs are caused by the act, neglect or omission of Lessee, its agents, servants, employees or invitees, in which case Lessee shall pay to Lessor, as additional rent, the cost of such maintenance and repairs. Lessor shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Lessor by Lessee. There shall be no abatement of rent and no liability of Lessor by reason of any injury to or interference with Lessee's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Lessee waives the right, if any, to make repairs at Lessor's expense under any law, statute or ordinance now or hereafter in effect.

9. UTILITIES AND FEES. It is Lessor's policy that utilities and services be furnished as set forth in Exhibit E hereto. Lessor's failure to furnish any of such items due to matters outside Lessor's control shall not result in any liability to Lessor, Lessee shall not be entitled to any abatement or reduction of rent by reason of such failure, and no eviction of Lessee shall result from such failure. If Lessee uses more water or electrical power than is considered reasonable or normal by Lessor, Lessor may at its option require Lessee to pay, as additional rent, the cost, as fairly determined by Lessor and Lessee, incurred by such extraordinary usage. In addition, Lessor may install separate meter(s) for the Premises, at Lessee's sole expense, and Lessee thereafter shall pay all charges so metered.

10. ADDITIONAL RENT AND MONTHLY OPERATING EXPENSE ADJUSTMENTS. Commencing on January 1. 1997 with regard to Lessor's Non-Controllable Operating Expenses' and commencing on January 1. 1998 with regard to Lessor's Controllable Operating Expenses for each calendar year during this Lease, or portion thereof, Lessee shall pay as Additional Rent its prorata share of the amount by which Operating Expenses for each year exceed the Base Year Operating Expenses. The Base Year Operating Expenses for "Lessor's Controllable Operating Expenses", as defined below, shall be 1997. The Base Year Operating Expenses for "Lessor's Non-Controllable Operating Expenses", as defined below, shall be 1996. Lessor shall estimate, from time to time, Lessee's payment amount. This estimated amount shall be divided into equal monthly installments, one payable with each installment of the Monthly Minimum Rent. As soon as practical following each calendar year, Lessor shall prepare an accounting of actual Operating Expenses incurred during the prior calendar year and such accounting shall reflect Lessee's ' Percentage. If the Additional Rent paid by Lessee under this Section 10 during the preceding calendar year was less than the actual amount of Lessee's Percentage of Operating Expenses, Lessor shall notify Lessee and Lessee shall pay such amount to Lessor within fifteen (15) days of receipt of such notice, notwithstanding Lessee's obligation to pay within fifteen
     (15) days. Lessee shall have sixty (60) days from receipt of such notice to contest the amount due; failure to so notify Lessor shall represent final determination of Lessee's share of Operating Expenses. If Lessee's

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     payments were greater than the actual amount due, then such overpayment shall be credited to Lessor to all present rent next due under this Section
     10. As of the date of this Lease. the total rentable square footage of the Building is 315,738 and Lessee's prorate share of Operating Expenses is 1.495%. If the rentable square footage of the Building is increased or reduced during the Lease Term Lessee's prorate share shall be appropriately adjusted.

     For the purposes of this Paragraph 10, "Lessor's Controllable Operating Expenses" shall include, but not be limited to:

          All costs of management, operation and maintenance of the Premises, the building and the Land, including without limitation the following: wages and salaries of employees; cleaning, maintenance, and other services; maintenance of heating, ventilating and air conditioning equipment; materials and supplies; painting, repairs and other maintenance; and depreciation on personal property, Management fees; expenses incurred to operate an on site management of office; association dues directly attributable to the management of the property. Expenses shall not include depreciation on the Building; costs of tenants' improvements; real estate brokers' commissions; or capital items except that Expenses shall include the cost of any capital improvements made after completion of the Building as a labor-saving device or to effect other economies in the operation or maintenance of the building or made after the date of this Lease that are required under any governmental law or regulation, such costs to be amortized over their useful life, together with interest at a rate equal to the rate of interest publicly announced from time to time by Seattle First National Bank of Washington, Seattle, Washington, as its "prime interest rate" plus two percent (2%) per annum or such higher rate as may be paid by Lessor on funds borrowed for the purpose of constructing such capital improvements.

     For the purposes of this Paragraph 10, "Lessor's Non-Controllable Operating Expenses" shall include, but not be limited to:

          Real Estate taxes and assessments; all real and personal property tax assessments and charges levied upon, or with respect, to the Land, the Building or Lessor's interest in the same; insurance, electricity, water, waste disposal and other utilities; and elevator maintenance contract services.

     Even after this Lease has expired or been terminated, when final determination is made of Lessee's Percentage of Operating Expenses for the year in which this Lease expires or terminates, Lessee shall immediately pay any shortfall due. Conversely, any overpayment made shall be rebated by Lessor to Lessee, unless Lessee at that time is indebted to Lessor.

11. LESSOR'S RESERVATIONS. Lessor reserves the right without liability to Lessee, but following commercially reasonable notice to Lessee: (a) to inspect the Premises, to show them to prospective Lessees, and if they are vacated, to prepare them for reoccupancy; (b) to retain at all times and to use in appropriate instances keys to doors within and into the Premises;
     (c) to make repairs, alterations, additions or improvements, whether structural or otherwise, in or about the building, and for such purposes to enter upon the Premises and during the continuance of any work, to close common areas and to interrupt or temporarily suspend building services and facilities, all without affecting any of Lessee's obligations hereunder, so long as the Premises are reasonably accessible; and (d) generally to perform any act relating to the safety, protection and preservation of the Premises or building. In all circumstances in which Lessor's activities and the activities of its agents and employees, affect Lessee's use or occupancy of the Premises and common areas, Lessor agrees to manage its activities in a professional manner which reasonably minimizes the impact on Lessee.

12. POSSESSION. If Lessor does not deliver possession of the Premises at the Commencement Date of the term of this Lease, Lessee may give Lessor written notice of its intention to cancel this Lease if possession is not delivered within ninety (90) days after receipt of such notice by Lessor. Lessor shall not be liable for any damages caused by failure to deliver possession of the Premises and Lessee shall not be liable for any rent until such time as Lessor delivers possession. A delay

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     of possession shall not extend the termination date. If Lessor offers possession of the Premises or any portion thereof prior to the Commencement Date of the term of this Lease, and if Lessee accepts such early possession, then both parties shall be bound by all of the covenants and terms contained herein during such period of early possession including the payment of rent which shall be pro-rated accordingly and for the number of days of such early possession.

13. ASSIGNMENT AND SUBLETTING. Lessee shall not either voluntarily or by operation of law assign, transfer, convey or encumber this Lease or any interest under it, or sublet to occupy or use the Premises without Lessor's prior written consent which shall not be unreasonably withheld. Lessor reserves the right to recapture the Premises or applicable portion thereof in lieu of giving its consent by notice given to Lessee within twenty (20) days after receipt of Lessee's written request or assignment or subletting. Such recapture shall terminate this Lease as to the applicable space effective on the prospective date of assignment or subletting, which shall be the last day of a calendar month and not earlier than sixty (60) days after receipt of Lessee's request hereunder. In the event that Lessor shall not elect to recapture and shall thereafter give its consent, Lessee shall pay Lessor a reasonable fee, not to exceed Five Hundred and No/100 Dollars ($500.00) to reimburse Lessor for processing costs incurred in connection with such consent. Lessor's consent shall not release or discharge Lessee from future liability under this Lease and shall not waive Lessor's right to consent to any future assignment or sublease. Any assignment or subletting without Lessor's consent shall be void and shall, at Lessor's option, constitute a default under this Lease. A transfer by the present majority shareholders of ownership or control of a majority of the voting stock of a corporate Lessee shall be deemed an assignment.

14. ALTERATIONS. After obtaining the prior written consent of Lessor, Lessee may make minor alterations, additions and improvements in said Premises (so long as such alterations, additions or improvements are not visible from the exterior of the Premises) at its own expense. Lessee agrees to save Lessor harmless from any damage, loss, or expense arising therefrom and to comply with all laws, ordinances, rules and regulations. Upon termination of this Lease, all alterations, additions and improvements made in, to or on the Premises (including without limitation all electrical, lighting, plumbing, heating, air conditioning, and communications equipment and systems, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attach fixtures unless excluded by written agreement annexed hereto), shall remain upon and be surrendered as a part of the Premises; provided however, upon Lessor's request, made at the time Lessor grants its consent to the alterations Lessee shall on or before the end of the Lease Term promptly remove those additions, alterations, or improvements as may be specified by Lessor, and repair and restore the Premises to its original condition at Lessee's own expense. Lessee agrees to remind Lessor of this special provision in its request for approval.

15. LIENS. Lessee shall keep the Premises free from any liens arising out of any work performed, materials furnished, equipment supplied, or obligations incurred by or on behalf of Lessee. No work performed, material furnished, equipment supplied or obligations incurred by or on behalf of Lessee shall be deemed to be for the immediate use and benefit of Lessor so that no mechanic's lien or other lien shall be allowed against Lessor's estate in the Premises. Lessee shall provide, at Lessee's own cost, a waiver of lien signed by any party (including the Lessee) who commences to perform work, furnish materials, or supply equipment to the Premises. Lessor does not authorize or consent to the performance of any work, furnishing of material or supply of equipment incurred by or on behalf of Lessee prior to Lessee providing Lessor with the signed waiver of lien referred to above. Lessor may require, at Lessee's own expense, a lien release and completion bond in an amount equal to either the actual contract price or one and one-half times the estimated cost of any improvements, additions or alterations in the Premises which Lessee desires to make, to insure Lessor against any liability for lien and to insure completion of the work.

16. SIGNS. All signs or symbols placed by Lessee in the windows and doors of the Premises, or upon any exterior part of the building, shall be subject to Lessor's prior written approval. Prior to termination of this Lease, Lessee will remove all signs placed by it upon the Premises, and will repair any damages caused by such removal.

17.  INSURANCE.


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     A.   Lessee shall pay for and maintain, during the entire Lease Term, the following policies of insurance:

          (i) Commercial general liability insurance, including products, - completed operations coverage and non-owned auto liability insurance covering Lessee's operations and the Premises including but not limited to coverage for personal injuries with limits of not less than $1,000,000 combined single limit for death, personal injury, and property damage, per occurrence, including Lessor as an additional insured. Such policies shall include contractual liability insurance covering all liability assumed by Lessee under the provisions of this Lease and a copy of a certificate evidencing full coverage will be delivered to Lessor prior to commencement of the Term.

          (ii) Special cause of loss or "all risk" perils and sprinkler leaks: property insurance upon all alterations on the Premises performed by Lessee after the initial build-out and upon Lessee's property, including but not limited to Fire and Extended Coverage, Vandalism and Malicious Mischief, in the amount of one hundred percent (100%) full replacement cost, including Lessor as an additional insured, as its interests may appear, with a loss payable clause in favor of Lessor to the extent of Lessor's interest in property damaged, except to the extent proceeds are required to be paid to holders of mortgages or trust deeds.

     B. Each policy provided by Lessee shall expressly provide that it shall not be subject to cancellation or material change without at least thirty (30) days prior written notice to Lessor. Lessee shall furnish Lessor, prior to commencement of the Term, with insurance certificates and, upon request, copies of such policies required to be maintained hereunder.

18.  INDEMNITY AGAINST LIABILITY FOR LOSS OR DAMAGE BY LESSEE.

     A. Lessee assumes all liability for and shall indemnify, hold harmless and defend Lessor from and against all loss, damage or expense which the Lessor may sustain or incur, and against any and all claims, demands, suits and actions whatsoever, including expense of investigation and litigation, on account of injury to or death of persons, including without limitation employees of Lessor, employees of Lessee or its affiliated companies or on account of damage to or destruction of property, including without limitation property owned by and property in the care, custody or control of Lessor during the Term, due to or arising in any manner from:

                    (i) The acts or negligence of Lessee or any contractor, subcontractor, or agent of Lessee or their respective employees;

                    (ii) The condition, use or operation of the Premises and/or materials or substances used by Lessee or any of its contractors, subcontractors or agents of Lessee or by their respective employees, regardless of whether or not furnished by Lessor under this Lease or otherwise;

                    (iii) Any damage or injury to persons or property arising out of Lessee's breach of this Lease, including, but not limited to, obligations of Lessee under Section 8, Maintenance and Repairs.

     B. Lessor shall have no liability to Lessee as a result of loss or damage to Lessee's property or for death or bodily injury caused by the acts or omissions of other tenants in the project or by third parties (including criminal acts).

     C. It is mutually understood and agreed that the assumption of liabilities and indemnification provided for in this Section 18 shall survive any termination of this Lease.

     D. Notwithstanding the preceding provisions of this Section 18, Lessor and Lessee each herewith and hereby release and relieve the other and waive its entire right of recovery against the other for loss or damage arising out of or incident to perils insured against, whether due to the negligence of either party, their agents, employees, contractors, invitees or otherwise.


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19.  DAMAGE OR DESTRUCTION. If the Premises or the building in which the
     Premises are located shall be damaged or destroyed by fire or other casualty, Lessor shall have the option either (a) to repair or rebuild within one hundred twenty (120) days, or (b) not to repair or rebuild, and cancel this Lease on thirty (30) days notice. If Lessor fails to give Lessee written notice of its election within thirty (30) days from the date of damage, or if the restoration of the Premises cannot be or is not completed within one hundred twenty (120) days from date of notice, Lessee may cancel this Lease at its option on thirty (30) days notice. During the period of untenantability, rent shall abate in the same ratio as the portion of the Premises rendered untenantable bears to the whole of the Premises; provided that if the damage is due to the fault or neglect of Lessee, there shall be no abatement of rent.

20. EMINENT DOMAIN. If the whole of the Premises shall be taken by any public authority under the power of eminent domain, or purchased by the condemnor or in lieu thereof, then the term of this Lease shall cease as of the date possession is taken by such public authority. If only part of the Premises shall be so taken, the Lease shall terminate only as to the portion taken, and shall continue in full force and effect as to the remainder of said Premises, and the monthly rent shall be reduced proportionately; provided, however, if the remainder of the Premises cannot be made rentable for the purposes for which Lessee has been using the Premises or if more than twenty five percent (25%) of the rentable square footage of the Premises shall be so taken, then either party, by written notice to the other, given at least thirty (30) days prior to the date that possession must be surrendered to the public authority, may terminate this Lease effective as of such surrender of possession. If any part of the building other than the Premises shall be so taken so as to render in Lessor's opinion the termination of this Lease beneficial to the remaining portion of the building, Lessor shall have the right within sixty (60) days of said taking to terminate this Lease upon thirty (30) days written notice to Lessee. In the event of any taking, whether whole or partial, Lessor shall be entitled to all awards, settlements, or compensation which may be given for the land and buildings. Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease.

21. INSOLVENCY. If Lessee shall be declared insolvent or bankrupt, or if Lessee's leasehold interest herein shall be levied upon or seized under writ of any court of law, or if a trustee, receiver or assignee be appointed for the property of Lessee, whether under operation of State or Federal statutes, then Lessor may, at its option, immediately, without notice (notice being expressly waived), terminate this Lease and take possession of said Premises, without, however, terminating Lessee's obligations under this Lease.

22. DEFAULT AND RE-ENTRY. If Lessee fails to keep or perform any of the covenants and agreements herein contained, then the same shall constitute a breach hereof, and if Lessee has not remedied such breach within three (3) days after written notice thereof from Lessor if the breach is non-payment of rent or other charges, or within ten (10) days after written notice thereof from Lessor in the event of the breach of any other covenant, provided that if the default cannot reasonably be cured within that period Lessee shall have such longer period to cure the default as is reasonably necessary so lone as Lessee commences the work within the initial period and is diligently pursuing the cure of such default, then Lessor may, at its option, without further notice or demand:

     (a) Cure such breach for the account and at the expense of Lessee and such expense shall be deemed additional rent due on the first of the following month. In addition, Lessor may terminate any future rights of Lessee under Paragraphs 1, 2 3 and or 5 of Exhibit G; or

     (b) Re-enter the Premises, remove all persons therefrom, take possession of the Premises and remove all personal property therein at Lessee's risk and expense and ( 1 ) terminate this Lease, or (2) without terminating the Lease or in any way affecting the rights and remedies of Lessor or the obligations of Lessee, re-let the whole or any part of the Premises as agent


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          for Lessee, upon such terms and conditions as Lessor may deem advisable. In either event, any moneys received from Lessee and any deposit or other amounts held by Lessor may first be applied by Lessor to any damages suffered by Lessor as a result of such default, including without limitation, costs and expenses incurred on re-entry and re-letting, any unamortized tenant improvements and commissions, cleaning, necessary repairs, restoration and alteration, and any commissions incurred on re-letting, and the balance of such amounts may be applied toward payment of other sums due to Lessor hereunder. In the event the Premises are re-let for Lessee's account, Lessee shall pay to Lessor monthly any deficiency; however, Lessor shall not be required to pay any excess to Lessee. Upon termination of this Lease or of Lessee's right to possession, Lessor has the right to recover from Lessee: (1) The worth of the unpaid rent that had been earned at the time of such termination; (2) The worth of the amount of the unpaid rent that would have been earned after the date of such termination; and (3) Any other amount, including court, attorney and collection costs, necessary to compensate Lessor. "The Worth," as used in Section (1) of this paragraph 22(b) is to be allowing interest at 18% per year. "The Worth" as used for Section (2) of this paragraph 22(b) is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination. The above remedies of Lessor are cumulative and in addition to any other remedies now or hereafter allowed by law or elsewhere provided for in this Lease.

23. REMOVAL OF PROPERTY. Any property of Lessee removed by Lessor in accordance with Section 22 above may be stored by Lessor or may be deposited on any area adjacent to the building at the sole risk and expense of Lessee and without any further responsibility of Lessor, and Lessor may at its sole discretion without removing said property or after removing said property, without obligation to do so and without notice to Lessee, sell or dispose of the same at public or private sale for the account of Lessee, in which event the proceeds therefrom may be applied by Lessor upon any indebtedness due from Lessee to Lessor. Lessee waives all claims for damages that may be caused by Lessor re-entering the Premises and removing or disposing of said property as herein provided.

24. COSTS AND ATTORNEYS' FEES. In the event either party shall commence legal action to enforce any provision of this Lease, the court shall award to the prevailing party all reasonable attorneys' fees and all costs incurred in connection therewith, including fees and costs on appeal. Any action relating to this Lease shall be brought in the County in which the Premises are located or, at Lessor's election, in King County, Washington.

25. SUBROGATION WAIVER. Lessor and Lessee each herewith and hereby release and relieve the other and waive its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion or any other perils described in the "all risk" insurance endorsement approved for use in the state in which the Premises are situated which occurs in, on or about the Premises, whether due to the negligence of either party, their agents, employees or otherwise.

26. HOLDING OVER. If Lessee, with the express consent of Lessor, shall hold over after the expiration of the term of this Lease, Lessee shall remain bound by all the covenants and agreements herein, except that (a) the tenancy shall be from month-to-month and (b) the monthly rent to be paid by Lessee shall be determined by multiplying the monthly rent in effect immediately preceding such expiration times 150%. If Lessee holds possession of the Demised Premises after the expiration of the Lease without the express written consent of Lessor, Lessee shall remain bound by all the covenants and agreements herein, except that (a) the tenancy shall be from month-to-month and (b) the monthly rent to be paid by Lessee shall be determined by



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     multiplying the monthly rent in effect immediately preceding such expiration times 200%. Any such tenancy may be terminated as provided by Washington State law.

27.  SUBORDINATION AND ATTORNMENT; MORTGAGEE PROTECTION

     A. SUBORDINATION-NOTICE TO MORTGAGEE. At the request of Lessor, Lessee shall promptly execute, acknowledge and deliver, all instruments which may be required to subordinate this Lease to any existing or future mortgages, deeds of trust and/or other security documents on or encumbering the Premises or on the leasehold interest held by Lessor, and to any extensions, renewals, or replacements thereof, provided that the mortgagee or beneficiary, as the case may be, shall agree to recognize this Lease in the event of foreclosure if Lessee is not in default at such time and provided that such instruments do not change the rights or obligations of Lessee under this Lease.

     B. LESSEE'S CERTIFICATE. Lessee shall at any time and from time to time upon not less than seven (7) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if mod)modified, stating the nature of such mod)modification and certifying that this Lease as so modified is in full force and effect and the date to which the rental and other charges are paid in advance, if any; and (b) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor or Lessee hereunder, or specifying such defaults if any are claimed; and (c) setting forth the date of commencement of rents and expiration of the Lease Term hereof. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Premises of which the Premises are a part.

     C. MORTGAGEE PROTECTION CLAUSE. Lessee agrees to notify any mortgagee and/or trust deed holders, by registered mail, with a copy of any notice of default served upon the Lessor, provided that prior to such notice Lessee has been not)notified in writing (by way of Notice of Assignment of Rents and Lease, or otherwise) of the addresses of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default, then the mortgagees and/or trust deed holders have thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional times as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated if such remedies are being so diligently pursued.

28. SURRENDER OF POSSESSION. Lessee shall, prior to the termination of this Lease or of Lessee's right to possession, remove from the Premises all personal property which Lessee is entitled to remove and those alterations, additions, improvements or signs which may be required by Lessor to be removed, pursuant to Section 14 above, and shall repair or pay for all damage to the Premises caused by such removal. All such property remaining and every interest of Lessee in the same shall be conclusively presumed to have been conveyed by Lessee to Lessor under this Lease as a bill of sale, without compensation, allowance, or credit to Lessee. Lessee shall upon termination of this Lease or of Lessee's right of possession, deliver all keys to Lessor and peacefully quit and surrender the Premises without notice, neat and clean, and in as good

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

     condition as when Lessee took possession, except for reasonable wear and tear and damage by casualty.

29. LATE PAYMENT AND INTEREST. If any amount due from Lessee is not received in the office of Lessor on or before the third (3rd) business day following the date upon which such amount is due and payable, a late charge of five percent (5%) of said amount shall become immediately due and payable, which late charge Lessor and Lessee agree represents a fair and reasonable estimate of the processing and accounting costs that Lessor will incur by reason of such late payment. All past due amounts owing to Lessor under this Lease, including rent, shall be assessed interest at an annual percentage rate of eighteen percent (18%) from the date due or date of invoice, whichever is earlier, until paid.

30. NOTICE. Any notice required to be given by either party to the other pursuant to the provisions of this Lease or any law, present or future, shall be in writing, and shall be deemed to have been duly given or sent if either delivered personally or three (3) business days after being deposited in the United States Mail, postage prepaid, registered or certified, return receipt requested, addressed to the Lessor at the address specified for the payment of rent under paragraph 3 of this Lease or to 2 such other address as either party may designate to the other in writing from time to time:

     Targeted Genetics Corporation               Benaroya Capital Company, LLC
     1100 Olive Way, Suite 100                   1001 4th Avenue, Suite 4700
     Seattle, Washington 98101                   Seattle, WA 98154
     Atten: Director of Operations               (206) 343-4750

31. NO WAIVER OR COVENANTS. Time is of the essence of this Lease. Any waiver by either party of any breach hereof by the other shall not be considered a waiver of any future similar or other breach.

32. BINDING ON HEIRS SUCCESSORS AND ASSIGNS. The covenants and agreements of this Lease shall be binding upon the heirs, executors, administrators, successors and assigns of both parties hereto, except as hereinabove provided.

33. LESSOR'S ASSIGNMENT. Lessor shall have the full right to assign this Lease, without any notice to Lessee, thereby relieving Lessor from all and any liabilities occurring after such assignment; provided however, that the assignee assumes all Lessor's responsibilities as set forth in this Lease.

34.  ENVIRONMENTAL, EMISSIONS; STORAGE' USE AND DISPOSAL OF WASTE:

     a. EMISSIONS. Lessee shall not (i) discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which does or may pollute or contaminate the same, or does or may adversely affect the health or safety of persons, or the use or enjoyment of the Premises; nor (ii) transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation in, on or about the Premises.

     b. STORAGE. IF, WITH or without violation of this Lease, Lessee possesses at the Premises any matter described in Section A above or any Hazardous Substances (as defined below), Lessee shall store the same in appropriate leak proof containers and/or areas which comply with all laws and all prudent practices.

     c. DISPOSAL OF WASTE. Lessee shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Lessee shall keep all such containers in a clean and sanitary condition. Lessee shall properly dispose of all sanitary sewage and shall not use the sewage system for the disposal of anything except sanitary sewage, nor in excess of capacity. Lessee shall not cause any obstruction in the sewage disposal system.

     d. COMPLIANCE OF LAW. Notwithstanding any other provision in the Lease to the contrary, Lessee shall comply with all Laws in complying with its obligations under this Lease, and in particular, Laws relating to the storage, use and disposal of Hazardous Substances (as defined below).

     e. INDEMNIFICATION FOR BREACH. Lessee shall defend, indemnify and hold Lessor, the Project and the holder of a trust deed or mortgage on the Project harmless from any loss, claim, liability or expense, including, without limitation, attorneys fees and costs, at trial and/or on appeal and review, arising out of or in connection with its failure to observe or comply with the provisions of this Section. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Lessee's right of possession and be fully enforceable thereafter.

     f. INDEMNIFICATION REGARDING HAZARDOUS SUBSTANCES. In addition to the indemnity obligations contained elsewhere herein, Lessee shall indemnify, defend and hold harmless Lessor, the Premises, the Project, and the holder of a trust deed or mortgage on the Project, from and against all claims, losses, damages, monitoring costs, response costs, liabilities, and other costs expenses caused by, arising out of, or in connection with, the generation, release, handling, storage, discharge, transportation, deposit or disposal in, on, under or about the Premises by Lessee or any of Lessee's agents of the following (collectively referred to as "Hazardous Substances"): hazardous materials, hazardous substances, toxic wastes, toxic substances, pollutants, petroleum products, underground tanks, oils, pollution, asbestos, PCB's, radioactive materials, or contaminants, as those terms are commonly used or as defined by federal, state, and/or local law or regulation related to protection of health or the environment as any of same may be amended from time to time, and/or by any rules and regulations promulgated thereunder. Such damages, costs, liability and expenses shall include such as are claimed by any regulating and/or administering agency, any ground lessor or master lessor of the Project, the holder of any Mortgage or Deed of Trust on the Project, and/or any successor of the Lessor named herein. This indemnity shall include (i) claims of third parties, including governmental agencies, for damages, fines, penalties, response costs, monitoring costs, injunctive or other relief; (ii) the costs, expenses or losses resulting from any injunctive relief, including preliminary or temporary injunctive relief; (iii) the expenses, including fees of attorneys and experts, of reporting the existence of Hazardous Substances to an agency of the State of which the Premises is located or of the United States as required by applicable laws and regulations; and (iv) any and all expenses or obligations, including attorney's fees, incurred at, before and after any administrative proceeding, trial, appeal and review. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Lessee's right of possession and shall remain fully enforceable thereafter.

     g. INFORMATION. Lessee shall give prior written notice to Lessor of any use, whether incidental or otherwise, of Hazardous Substances on the Premises, and shall immediately deliver to Lessor a copy of any notice of any violation of any Law with respect to such use. Lessee shall also provide to Lessor, upon request, with any and all information regarding Hazardous Substances in the Premises, including contemporaneous copies of all filings and reports to governmental entities, and any other information requested by Lessor. In the event of any accident, spill or other incident involving Hazardous Substances, Lessee shall immediately report the same to Lessor and supply Lessor with all information and reports with respect to the same. All information described herein shall be provided to Lessor regardless of any claim by Lessee that it is confidential or privileged.

35. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Lessee agrees that, regarding any claim against Lessor, including in the event of any actual or alleged failure, breach or default by Lessor:

     a. The sole and exclusive remedy of Lessee shall be against the interest of Lessor in the Project, and Lessor shall have no other liability whatsoever.

     b. (i) No partner, member, employee, affiliate, or manager of Lessor shall be sued or named as a party in any suit or action; (ii) No service of process shall be made against any partner, member, employee, affiliate, or manager of Lessor (except as may be necessary to secure jurisdiction of Lessor); (iii) No partner, member, employee, affiliate, or manager of Lessor shall be required to answer or otherwise plead to any service or process; (iv) No judgment may be taken against any partner, member, employee, affiliate, or manager of Lessor; (v) Any judgment taken against any partner, member, employee, affiliate, or manager may be vacated and set aside at any time without hearing; and (vi) No writ of execution will ever be levied against the assets of any partner, member, employee, affiliate, or manager of Lessor.

35. ENTIRE AGREEMENT. It is expressly understood and agreed by Lessor and Lessee that there are no promises, agreements, conditions, understandings, inducements, warranties, or representations, oral or written, express or implied, between them, other than as herein set forth and that this Lease shall not be mod)modified in any manner except by an instrument in writing executed by the parties.

LESSOR: BENAROYA CAPITAL COMPANY, LLC

     By: /s/ Larry Benaroya
     Larry Benaroya
     Its: Manager
     Date: 10/14/96

LESSEE: TARGETED GENETICS CORPORATION

     By: /s/ H. Stewart Parker
     Its: President and CEO
     Date: Oct. 7, 1996

STATE OF WASHINGTON        ]
                           ] ss.
COUNTY OF KING             ]

I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set my and affixed my official seal the day and year first above written

                               /s/  Patricia Venable
                               Notary Public in and for the
                               State of Washington
                               residing at Issaquah
         [Notary Seal]                  Commission expires 11-4-99
                               Print Name Patricia Venable


STATE OF Washington        ]
                           ] ss.
COUNTY OF King             ]

         I certify that I know or have satisfactory evidence that H. Stewart Parker is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he/(she) is the President and CEO, of Targeted Genetics Corporation, a Washington corporation, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                               /s/ Jon Case
                               Notary Public in and for the
                               STATE OF WASHINGTON
                               residing at Seattle, Washington
                               Commission expires 10-29-97
                               Print Name Jon M. Case
[Notary Seal]

                                    EXHIBIT A

                             FLOOR PLAN OF PREMISES

To Lease made on this __ day of ______________, 1996, between BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company (the "Lessor") and TARGETED GENETICS CORPORATION (the "Lessee").

The Premises of approximately 4,720 Rentable Square Feet as outlined below. Lessee and Lessor acknowledge the approximate nature of this Square Foot Calculation.

                  (PLEASE SEE ATTACHED)

                                [MAP OF PREMISES]

EXHIBIT A-1

                   FLOOR PLAN OF RIGHT OF FIRST REFUSAL SPACE

To Lease made on this __ day of ______________, 1996, between BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company (the "Lessor") and TARGETED GENETICS CORPORATION (the "Lessee").

The Premises of approximately 5,000 Rentable Square Feet as outlined below. Lessee and Lessor acknowledge the approximate nature of this Square Foot Calculation.

                  (PLEASE SEE ATTACHED)

                               [MAP OF PREMISES]

                                    EXHIBIT B
                             SPACE PLAN OF PREMISES


To Lease made on this __ day of _________________, 1996, between BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company (the "Lessor") and TARGETED GENETICS CORPORATION (the "Lessee").

The Premises of approximately 4,720 Rentable Square Feet is planned as follows:

                  (TO BE PROVIDED BY LESSEE)

                                    EXHIBIT C

                                LEGAL DESCRIPTION

                           DESCRIPTION OF THE PROPERTY

         To Lease made on this __ day of _______________, 1996, between BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company (the "Lessor") and TARGETED GENETICS CORPORATION (the "Lessee").

Lots 6, 7, 8, 9, 10, and 11, Block 50, Second Addition to the Town of Seattle as laid off by heirs of Sarah A. Bell (deceased), (Commonly known as heirs of Sarah
A. Bell's 2nd Addition to the City of Seattle), according to Plat recorded in Volume 1 of Plats, page 121, in King County, Washington.

TOGETHER WITH that portion of vacated alley formerly running through Block 50, vacated by City of Seattle Ordinance No. 88702, as would attach by operation of law.

                                    EXHIBIT D

                              RULES AND REGULATIONS

To Lease made on this __ day of ____________, 1996, between BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company (the "Lessor") and TARGETED GENETICS CORPORATION (the "Lessee").

1. Any directory provided by Lessor for the building will be for the display of the name and location of tenants, and Lessor reserves the right to exclude any other names.

2. Lessee shall not place any new or rekey any existing locks on any doors of the Premises, or change any plumbing or wiring without the prior written consent of Lessor. All keys shall be obtained from Lessor and Lessee shall not, from any other source, duplicate keys. Lessee, upon termination of the tenancy, shall deliver to Lessor all keys which have been furnished, or shall pay Lessor the cost of changing the lock(s) opened by any lost key(s) if Lessor deems it necessary to make such change. Lessor, its employees and agents may retain a passkey to the Premises. Lessee shall be permitted to install a card reader security device on the entrance to the Premises as long as Lessee provides Lessor with either an override key or an access card.

3. The common area sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Lessee or used for any purpose, including storage or placement of trash, other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Lessor, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Lessee normally deals in the ordinary course of Lessee's business, unless such persons are engaged in illegal activities, intoxicated or violate any of these Rules and Regulations. Lessee, Lessee's employees or invitees shall not go upon the roof of the Building.

4. Lessee shall not make or permit any use of the Premises which may emit noise, odor or vibrations from the Premises which are objectionable to Lessor or other occupants of the Building. Lessee shall not use or permit any part of its Premises to be used for lodging or sleeping.

5. The toilet rooms, urinals, washbowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees, shall have caused it.

6. Lessee shall not use or keep in the Premises or the building, any kerosene, gasoline or flammable or combustible fluid or materials, or use any method of heating or air conditioning other than supplied by Lessor.

7. Lessee shall not do or permit to be done within the Premises anything which would unreasonably annoy or disturb or interfere with the rights of other tenants of the Building. Lessee shall not solicit or canvass any occupant of the building.

8. Lessee shall not commit or permit to be committed any waste, damage or injury to the Premises or other Premises within the Building, or common areas within and adjoining the Building. Such waste, damage or injury shall be repaired at Lessee's own expense.

9. Lessee shall use electricity and water in a commercially reasonable manner. and agrees to cooperate fully with Lessor to assure the most effective and economical use of utility services provided to the Building by Lessor.

10. Lessee shall keep Lessor advised of the current telephone numbers of Lessee's employees who may be contacted in emergency, i.e., fire, break-in, vandalism, etc. If Lessor shall deem it necessary to respond to such emergency in Lessee's behalf, Lessee shall pay all costs incurred for services ordered by Lessor to secure or otherwise protect the Premises and the contents thereof, including a premium charge for any time spent by Lessor's employees in responding to such emergency.

11. Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee's employees leave the Premises, and that all electricity shall be shut off, so as to prevent waste or damage, and for any default or carelessness Lessee shall make good all injuries sustained by Lessor, other tenants, or occupants of the Building.

12. Lessee shall not place upon or install on, or beside, the windows, walls or exterior doors of the Premises or any part of the Premises visible from the exterior of the Premises any object including without limitation signs, symbols, canopies, awnings, window coverings or other advertising or decorative material, without obtaining the prior written consent of Lessor.

13. Lessee shall not overload the floor of the Premises or mark, drive nails, screw, or drill into the partitions, woodwork or plaster, or in any way deface the Premises or any part thereof. Lessee shall not bore holes, cut or string wires, or lay floor tile, carpet or other floor covering in or around the Premises in any manner, except as approved in writing by Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Lessee by whom, or by whose contractors, employees, or invitees, the damage shall have been caused.

14. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Lessor.

15. Lessee agrees that is shall comply with all fire, life safety, security and other regulatory policies and procedures that may be issued from time to time by Lessor.

16. Without the written consent of Lessor, Lessee shall not use the name of the building in connection with or in promoting or advertising the business of Lessee, except as Lessee's address.

17. No furniture, freight, or equipment of any kind shall be brought into the Building without the consent of Lessor and all moving of the same into or out of the Building shall be done at such time and in such manner as Lessor shall designate. Lessor shall have the right to prescribe the right, size and position of all safes and other heavy equipment brought into the Building. Flooring under safes or other heavy objects must be reinforced or a means of proper weight distribution provided, at Lessee's sole expense, if, in the opinion of the Lessor, such precautions are necessary. Any damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the sole expense of Lessee. There shall not be used in any space, or in the public halls of the Building, either by Lessee or others, any pallet jacks or hand trucks, except those equipped with rubber tires and side guards.

18. Lessee shall not employ or permit access to any person(s) for the purpose of cleaning the Premises unless otherwise agreed to by Lessor. Lessee shall not cause any unnecessary labor by reason of Lessee's carelessness or indifference in the preservation of good order and cleanliness. Lessor shall in no way be responsible to Lessee for any loss of property on the Premises, however occurring, or for any damage done to the effects of Lessee by the janitor or any other employee or any other person.

19. If the Premises are equipped with heating facilities separate from those in the remainder of the building, Lessee shall keep the leased Premises at a temperature sufficient to prevent freezing of water in pipes and fixtures.

20. Lessor reserves the right, by written notice to Lessee, to rescind, substitute, alter or waive any rule or regulation at any time prescribed for the building when, in Lessor's judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

21. Lessee may not bring any animals into the building or Premises except for those that are utilized for service to the handicapped.

                                    EXHIBIT E

                      STANDARDS FOR UTILITIES AND SERVICES

To Lease made on this __ day of__________ , 1996, between BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company (the "Lessor") and TARGETED GENETICS CORPORATION (the "Lessee").

     The following Standards for Utilities and Services are in effect. Lessor reserves the right to adopt nondiscriminatory mod)modifications and additions hereto.

     1. Non-attended automatic elevator facilities Monday through Friday, except holidays, from 8 a.m. to 6 p.m., and have one elevator available at all other times.

     2. Monday through Friday, except holidays, from 7 a.m. to 6 p.m., (and other times for the sum of $10.00 per hour via override switches located on the zoned thermostats in the Premises), ventilate the Premises and furnish air conditioning or heating and undertake good faith efforts to maintain temperatures of between 68 o and 75o in the Premises subject to extreme outside temperatures. Lessee agrees to cooperate fully at all times with Lessor, and to abide by all reasonable regulations and requirements which Lessor may prescribe for the proper function and protection of said air conditioning system. Lessee agrees not to connect any apparatus, device, conduit or pipe to the building chilled and hot water air conditioning supply lines. Lessee further agrees that neither Lessee nor its, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Lessee if the need for maintenance work results from either Lessee's adjustment of room thermostats or Lessee's failure to comply with its obligations under this section. Such work shall be charged at hourly rates equal to then-current journeymen's wages to air conditioning mechanics.

     3. Electric current as required by the building standard office lighting and fractional horsepower office business machines in an amount not to exceed
3.5 watts per square foot. Lessee agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Lessor monthly for the measured consumption at the average cost per kilowatt hour charged to the building during the period. If a separate meter is not installed at Lessee's cost, such excess costs will be established by an estimate agreed upon by Lessor and Lessee, and if the parties fail to agree, as established by an independent licensed engineer. Lessee further agrees not to connect any apparatus or devise with wires, conduits or pipes, or the other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without the prior written consent of Lessor. Should Lessee use the same to excess, the refusal on the part of Lessee to pay upon demand of Lessor the amount established by Lessor for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Lessor to the rights therein granted for such breach. At all times Lessee's use of electric current shall never exceed the capacity of the feeders to the building or the risers or wiring installation and Lessee shall not install or use or permit the installation or use of any unusually high weight or high electrical consumption computer or electronic data processing equipment in the Premises without the prior written consent of Lessor.

     4. Provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Lessee, and if to be kept clean by Lessee, no one other than persons approved by Lessor shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Lessee, at Lessee's expense, and to the satisfaction of Lessor, and by persons approved by Lessor. Lessee shall pay to Lessor the cost of removal of any of Lessee's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as of offices.

Lessor reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Lessor desirable or necessary to be made, until said repairs, alterations or improvements, shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service. It is expressly understood and agreed that any covenants, express or implied, for Lessor to furnish any service for the benefit of Lessee shall not be deemed breached if Lessor is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Lessor's reasonable control. In all circumstances in which Lessor's activities and the activities of its agents and employees' affect Lessee's use or occupancy of the Premises and common areas Lessor agrees to manage its activities in a professional manner which reasonably minimizes the impact on Lessee.

         5. Lessee shall not use or install in the Premises any heat generating equipment, except as specifically authorized herein, or installed pursuant to the Work Letter Agreement, without Lessor's prior written consent. The inclusion of this restriction is to ensure that the HVAC system is adequate to service the Building and the various uses of tenants that occupy the Building.




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                                    EXHIBIT F

                              WORK LETTER AGREEMENT

To Lease made on this _ day of , 1996, between BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company (the "Lessor") and TARGETED GENETICS CORPORATION (the "Lessee").

1. Lessor shall be responsible for the following work ("Lessor's Work") in addition to the Allowance described below: install demising wall and the door to the bathrooms, perform the "above the ceiling" work including adding and/or relocating or replacing light fixtures, distributing and balancing Premises HVAC system, and replacing ceiling tiles and ceiling grid.

2. Lessee shall cause to be constructed the remainder of the tenant improvements to the Premises ("Lessee's Work"). Lessee shall cause to be prepared construction drawings ("Construction Drawings") for the Lessee's Work that are consistent with the existing design work for the Premises. Lessor shall reimburse Lessee for up to $.50 per rentable square foot for the cost of the working drawings and design fees. As soon as the Construction Drawings are completed, Lessee shall deliver them to Lessor for its review and reasonable approval, which shall be granted or denied within 3 business days. When Lessor has approved the Construction Drawings, they shall be put out to bid to by contractors jointly selected by Lessee and Lessor. When the bids are received, Lessee shall select the contractor to be used for the job, which need not be the lowest bidder. Lessor's property manager (at no cost to Lessee) and Lessee and contractor shall then jointly work to value engineer the Lessee's Work to insure that the cost of the Lessee's Work is feasible for Lessee. When the parties have completed the value engineering and Lessee and contractor have reached agreement on contract documents, Lessee shall enter into the contract documents and the contractor shall proceed with the Lessee's Work.

3. Lessor shall provide a tenant improvement allowance of Seventy Thousand Eight Hundred and no/100 Dollars ($70,800.00) (the "Allowance"), toward the cost of the Lessee's Work. In addition, Lessor will finance all or a portion of the cost of Lessee's Work in excess of the Allowance by amortizing it into the rent for the initial term with interest at 12%. As the contractor proceeds with the construction, it shall present draw requests to Lessee for approval and Lessee shall forward the approved draw requests to Lessor for payment. If the job is not completed or final costs are not known on the date that minimum monthly rent payments commence, then Lessee shall pay the amounts shown in Section 3 of the Lease until the final total cost is determined and the rent shall then be adjusted to include the correct amortization amount and Lessee shall pay the amount necessary to retroactively adjust the rent previously paid to the correct total amount.

4. Lessee is responsible for the suitability of the design and function of the Lessee Improvements for Lessee's needs and business. Lessee shall also be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (collectively, "Personal Property") to be used in the Premises by Lessee, and the cost of such Personal Property shall be paid by Lessee. Lessee shall conform to the Building's wiring standards in installing any telephone and computer equipment and shall be subject to any and all rules of the site during construction of the Lessee Improvements.

5. If the completion of the Lessee Improvements in the Premises is delayed (i) at the request of Lessor, (ii) by Lessor's failure to comply with the foregoing provisions, or (iii) by performance of

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

     Lessor's Work (each, a "Lease Delay"), the date that rent commences hereunder shall be delayed one day for each such day of Lease Delay.

6. Lessee shall be permitted to enter the Premises prior to the Commencement Date for the purpose of constructing Lessee's Work and to install Lessee's Personal Property and equipment. Lessee hereby indemnifies and agrees to protect, defend and hold Lessor, any mortgagee, ground lessor or beneficiary of a mortgage, ground lease or deed of trust related to the Premises or the Building harmless from and against any and all suits, claims, or actions (including claims for worker's compensation) for any nature whatsoever, together with reasonable attorney fees for counsel of Lessor's choice, arising out of or in connection with the installation of Lessee's Work or Lessee's Personal Property or equipment (including, but not limited to, claims for breach of warranty, personal injury or property damage).

7. If Lessee requests any upgrades to the above the ceiling work, the increase in cost due to the upgrade will be included in the costs amortized into the rent.

8. Lessee may install a cable linking its Premises with Lessee's adjacent headquarters; provided that Lessee shall be required to obtain Lessor's reasonable approval of the location and provided that any damage to the common areas caused by installation of the cable is fully repaired.

BENAROYA CAPITAL COMPANY, LLC                             LESSEE

     /s/ Larry R. Benaroya                                /s/ H. Stewart Parker
     Larry R. Benaroya
     Manager


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


                                    EXHIBIT G

RIDERS TO LEASE

To Lease made on this _ day of , 1996, between BENAROYA CAPITAL COMPANY, LLC, a Washington limited liability company (the "Lessor") and TARGETED GENETICS CORPORATION (the "Lessee").

1. OPTION TO RENEW. Provided Lessee is not in default of any term or condition of the Lease on the date notice of exercise is given or on the commencement of the applicable option term (unless the default is cured within the applicable cure period), Lessee shall have two (2) Options to Extend the lease term for two
(2) periods of sixty (60) months each (each, an "Option Term"), upon the same terms and conditions as are set forth in the Lease, except the Monthly Minimum Rent shall be increased as set forth below and except that the tenant improvement provisions and early cancellation provisions shall not apply. The options shall be exercised, if at all, by written notice to Lessor at least ten
(10) months prior to the expiration of the then existing Lease term.

The rent shall be the fair market rent as agreed by Lessee and Lessor. If the parties can't agree, then on the commencement of each Option Term, the Monthly Minimum Rent shall be increased to the then current fair market rent (the "New Rent"). The New Rent shall be the average prevailing rental rate for comparable space. The parties agree that for purposes of determining the New Rent, they will look to the leases signed within the prior six (6) months for space on the first floor of the following buildings: 1800 9th Avenue, Marsh McLennon Building and the Metropolitan Park Buildings. If there are no leases signed within that time period for the first floor space in those buildings, then the parties will use leases signed within the last six (6) months for space in the top 35% of floor space in those buildings. The parities agree to select an independent appraiser who will contact the owners of those buildings, obtain the most recent lease rates for the applicable space, average the result (if there are more than one) and produce the figure which shall be considered the "New Rent". The party who is furthest from the appraiser's New Rent shall pay the fee of the appraiser, who's determination will be binding. Lessor shall prepare and Lessee shall execute a lease amendment for the extension within thirty (30) days after determination of the New Rent, who's determination will be binding.

2. RIGHT OF FIRST REFUSAL. Provided Lessee s not in default of any term or condition of the Lease on the date Lessee receives notice of availability from Lessor, (unless the default is cured within the applicable cure period), Lessee shall have the Right of First Refusal to lease approximately 5,000 rentable square feet of space located adjacent to and west of the Premises, (outlined on Exhibit A-1, Floor Plan of Right of First Refusal Space) subject to any rights existing prior to the execution of this Lease. Lessee shall have the Right of First Refusal for the term of the Lease. Prior to entering into negotiations for the space that Lessee has a Right of First Refusal on, Lessor shall provide Lessee with written not)notification specifying when the space shall be available for occupancy and the terms and conditions under which Lessor will lease the space. Lessee shall respond within five (5) business days of written not)notification by Lessor if Lessee wishes to lease the space. If Lessee does not respond within five (5) business days, Lessee shall be deemed to have passed on the offer to lease the space. Should Lessee accept such offer to lease, Lessee shall execute a Lease Amendment to such effect within five (5) business days after delivery of the Lease Amendment to Lessee. If Lessee does not accept the offer. then Lessor shall be free to lease the space to a third party on terms no more favorable than were offered to Lessee. If Lessor wishes to offer more favorable terms, it shall first go back and offer those more favorable terms to Lessee, who shall have three (3 business days to determine whether to lease the space on those more favorable terms.


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

3. EXPANSION OPTION. Provided Lessee s not in default of any term or condition of the Lease on the date Lessee receives notice of availability from Lessor (unless the default is cured within the applicable cure period, Lessee will have the Option to Expand into the approximately 5,000 rentable square feet of contiguous space to the west of the Premises (the "Expansion Space"), subject to Lessor's ability to relocate the existing tenant or a future tenant from the Expansion Space pursuant to the terms of the tenant's lease. A copy of the pertinent relocation clause for the existing tenant is attached to this Lease. This option to expand may be exercised at any time during the term of this Lease by written notice to Lessor given at least four (4) months prior to the date Lessee wishes to begin leasing the Expansion Space. The lease terms for the Expansion Space shall be the same terms and conditions as the existing lease except as of the date Lessor delivers possession of the Expansion Space to Lessee with the tenant improvements if any' completed, (a) the Premises shall be expanded to include the Expansion Space, (b) Lessee's share of common area costs shall be increased to reflect the added space, (c) the rent and tenant improvements for the Expansion Space will be as negotiated by the two parties. If the parties can't agree, then, the Monthly Minimum Rent shall be increased to the then current fair market rent (the "New Rent") and Lessor shall provide the same level of tenant improvements as are then being provided by landlords under comparable leases. The New Rent shall be the average prevailing rental rate for comparable space. The parties agree that for purposes of determining the New Rent and the level of prevailing tenant improvements, they will look to the leases signed within the prior six (6) months for space on the first floor of the following buildings: 1800 9th Avenue, Marsh McLennon Building and the Metropolitan Park Buildings. If there are no leases signed within that time period for the first floor space in those buildings, then the parties will use leases signed within the last six (6) months for space in the top 35% of floor space in those buildings. The parities agree to select an independent appraiser who will contact the owners of those buildings, obtain the most recent lease rates for the applicable space, average the result (if there are more than one) and produce the figure which shall be considered the "New Rent". The appraiser shall also determine the average level of tenant improvements provided by landlords for those comparable leases and that is the level of tenant improvements to be provided by Lessor in the Expansion Space, at Lessor's expense. The party who is furthest from the appraiser's New Rent shall pay the fee of the appraiser, who's determination will be binding. Lessor shall prepare and Lessee shall execute a lease amendment for the extension within thirty (30) days after determination of the New Rent, who's determination will be binding. Lessor shall prepare and Lessee shall execute a lease amendment for the extension within thirty (30) days after Lessee's not)notification to Lessor of its intent to expand. In addition, Lessee shall pay the reasonable costs to relocate the existing tenant from the Expansion Space as may be provided in that tenant's lease, to another location in the building, including the cost of equivalent tenant improvements in the new space.

4. PARKING. Lessee will be entitled to the use of one parking stall per 1,000 rentable square feet leased, for the term of the Lease, in the garage or on the surrounding lots, at market rates. If the Premises expands to more than 4,720 rentable square feet. Lessee shall be entitled to one (1 additional parking stall for each additional 1, 000 rentable square feet leased.

5. OPTION TO CANCEL. Provided Lessee is not in default of any term or condition of the Lease on the date of the notice described below or on the date of Lease cancellation, Lessor shall provide Lessee with an Option to Cancel this Lease at the commencement of the sixth, seventh and eighth years of the Lease Term. Lessee shall provide not less than ten (10) months prior written notice of its intent to cancel. Also, Lessee shall pay Lessor a Lease cancellation penalty along with its notice to cancel. The cancellation penalty shall be equal to the unamortized portion of the tenant improvements and the real estate commission plus the following payment:

         Cancellation Timing                        Payment
         -------------------                        -------


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

         Beginning sixth year                        Six months rent
         Beginning seventh year                      Five months rent
         Beginning eighth year                       Four months rent

In the event that Lessee leases the Expansion Space, Lessee shall occupy the Expansion Space and the Initial Premises for a minimum of five (5) years from the date of occupancy of the Expansion Space.

6. ADDITIONAL SPACE. Following execution of this Lease by Lessee and Lessor, Lessor shall notify Chiyoda of Lessor's intent to relocate Chiyoda from the Premises pursuant to the provisions of the lease between Chiyoda and Lessor. In this notice Lessor will notify Chiyoda of its intent to recapture an additional portion of Chiyoda's Premises (approximately 105 rentable square feet) as depicted in the Floor Plan attached as Exhibit A. Should Chiyoda consent to Lessor's acquisition of this Additional Space, Lessor and Lessee shall immediately amend this Lease to add such additional space to the Premises and the leasing of this Additional Space by Lessee shall be under the same terms and conditions of this Lease.


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

                                   EXHIBIT G-1
                          CHIYODA RELOCATION AMENDMENT

                            AMENDMENT TO LEASE NO. 3

This Amendment To Lease No. 3 dated this 29 day of March, 1995, is between CHIYODA INTERNATIONAL CORPORATION, hereinafter after referred to as ("Lessee"), and MARTIN SELIG, hereinafter referred to as ("Lessor"). On the 6th day of February, 1991, Lessor and Lessee entered into a Lease covering premises (the "Premises" herein) for Lessee's use in a building located at 1100 Olive Way, Seattle, Washington 98101 (the "Building" herein), all as more particularly described in the Lease. Lessor and Lessee desire to modify the Lease in certain respects.

NOW, THEREFORE, AS PARTIES HERETO, Lessee and Lessor agree:

     1. DESCRIPTION. Lessee shall continue to lease 19,960 rentable square feet on the 5th floor. In addition, Lessee will lease approximately 5,000 rentable square feet (but shall be at least 5,000 rentable square feet calculated per BOMA Standards) elsewhere in the building. The exact size and location of the additional space will be mutually agreed upon by both Lessor and Lessee. In the meantime, Lessee shall continue to occupy its current 1st floor Premises of approximately 6,510 rentable square feet. However, rent for the 1st floor space will be calculated as if Lessee were occupying 5,000 rentable square feet effective March 1, 1995.

     2. TERM. Commencing March 1, 1995, the term of the Lease Amendment and the Master Lease as it applies to the 5th floor shall be extended to expire May 19th, 2001. The Term of the Lease Amendment and the Master Lease as it applies to the 1st floor Premises shall be extended to expire May 19th, 1999. However, if Lessee's 1st floor Premises are located elsewhere in the building, the Lease term for the relocated 1st floor Premises shall be extended to expire May 19th, 2001.

     3. RENT. The annual base rental rate shall be $14.25 per rentable square foot for the entire Premises effective March 1, 1995.

     4. FIRST FLOOR PREMISES. At such time as Lessor has approximately 5,000 contiguous rentable square feet of space available elsewhere in the building that provides Lessee with reasonably acceptable alternative space to the 1st floor Premises, Lessor may relocate Lessee from the 1st floor. Lessor will provide Lessee with a minimum of three months advance written notice of Lessor's desire to relocate Lessee. The cost of such relocation, including any tenant improvements necessary to configure the space to Lessee's reasonable requirements, will be borne by Lessor.

     5. FIRST FLOOR REMODEL. It is understood that Lessor has the right to remodel the 1st floor Premises. It is agreed that access to Lessee's 1st floor Premises shall be provided by a hallway extending from the western entrance into the 1st floor Premises to the Premises Lessee occupies on the 1st floor. It is further understood that if Lessor has need of additional space on the 1st floor


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

          and there is no other space available in the building to relocate Lessee's 1st floor Premises to, that Lessor shall have the right to remodel Lessee's 1st floor Premises into a configuration that is reasonably satisfactory to Lessee arid is at least 5,000 rentable square feet. Unless Lessee requests additional space, Lessee's rent shall be computed on no more than 5,000 rentable square feet. The reconfigured space will be located on two window walls and have a similar level and quantity of improvements as now exists in Lessee's 1st floor space. Remodeling expenses and all architectural fees and costs shall be borne by Lessor. Lessor will use its best efforts to minimize the disruption to Lessee's day to day activities. The cost of this remodeling, including a temporary relocation of Lessee if necessary, together with all costs associated with that relocation will be performed at Lessor's sole cost and expense.

     6. OPTION TO EXTEND. So long as Lessee is not in default under any of the terms and conditions of the Master Lease as amended, Lessee shall have the option to extend the Lease on the 1st floor Premises, assuming that it is still located on the 1st floor, for an additional two year period. Lessee shall also have the option to extend the Lease term on just the 5th floor Premises or the 5th and 1st floor Premises, wherever the 1st floor Premises may be located within the building, for an additional five year term expiring May 19th, 2006. Lessee agrees to provide Lessor with a minimum of six months advance written notice of their intent to exercise this option. The rental rate and other terms of the extension option shall be as specified in the Master Lease.

     7. OPERATING EXPENSE ESCALATIONS. The base year for calculation of Lessee's share of the operating expense and real estate tax increases for the building shall be adjusted to be 1995 and will be based upon 24,960 rentable square feet. All other terms and conditions of Paragraph 19 of the Lease, Operating Services and Real Estate Taxes, shall remain the same.

     8. RIGHT OF FIRST REFUSAL. Lessee shall have the first right of refusal to lease either the 4th or the 6th floor subject to any existing encumbrances as of the execution date of this Lease Amendment. The rental rate for such right of first refusal space shall be based upon the fair market rent as further defined in Paragraph 38 of the Master Lease. Any right of first refusal space would have a term expiring coterminous with the 5th floor leased Premises.

     9. PARKING. Lessor shall provide Lessee with up to thirty (30) parking stalls in the building's parking garage, ten (10) of which will be free of charge. The balance will be available at the prevailing market rates. In addition, an additional thirty (30) stalls shall be provided within a three block radius of the building at the prevailing market rate. At such time as Lessor leases the balance of the vacant space on the 1st floor of the building or relocates Lessee elsewhere in the building, Lessee's parking allocation shall be adjusted to reflect one
          (1) inside parking stall per 1,000 rentable square feet


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2001 WESTERN AVENUE SUITE 330 SEATTLE WA 98121
1130 FAX (206) 72A-0935

January 30, 1997

Mr. Ed Luera
Director Leasing & Marketing
Benaroya Capital Company, LLC
1001 Fourth Avenue, Suite 4700
Seattle, Washington 98154

Dear Ed:

Pursuant to Exhibit F, Section 3 of the office lease between Targeted Genetics Corporation and Benaroya Capital Company, dated October 7, 1996, and further to our MEETING of Wednesday, January 22, 1997, the following is agreed to by the parties:

         Targeted Genetics Corporations lease in Metropolitan Park West Tower commenced on December 1, 1996. The first month of rent was January 1, 1997. However the tenant improvements have not yet begun. The Lease provides for the Lessor to pay $70,800.00 toward tenant improvements. TENANT improvements in excess of the $70,800.00 are to be financed by LESSOR at 12%. The commencement date for the amortization period of the tenant improvements shall begin upon Lessor issuing a check following receipt of a draw request by Lessee. Hence, the term for amortizing the additional tenant improvements shall begin upon issuance of the check and shall expire upon the expiration date of the lease.

Please indicate your agreement to this clarification by signing below. We look forward to the beginning of construction work which is scheduled to begin sometime this summer.

Sincerely,

/s/ Bob Mooney
Robert M. Mooney
Principal

RMM:als
cc: Vicki Cleator, Director of Operations, Targeted Genetics

AGREED TO AND ACCEPTED BY:
Benaroya Capital Company, LLC

                                      Date:
Ed Luera, Director Marketing
Leasing





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

January 6, 1997

Teutsch Partners
Robert Mooney
2001 Western Avenue; Suite 330
Seattle, WA 98121

Dear Bob,

Regarding the square foot calculations in our lease with Benaroya for the Met Park space there are two issues. The first is we need an amendment to the lease to include the additional space we are taking. The second, is our square foot determination is slightly different than Benaroya's and we need to have some sort of reconciliation.

I have attached a SF take-off provided by ARC. ARC calculates the space to be 4,419 SF which includes an additional 89 SF to relocate the demising wall. With the 6% load factor, this yields a total of 4,684 rentable SF. Our lease estimates the space to be 4,720 RSF excluding the additional 89 SF.

One option would be to suggest the lease stands as is, but we modify Exhibit A to show the new demising line. What do you think? Call me so we can discuss.

Regards,

/s/ Vickie Cleator
Vickie Cleator
Director of Operations



                          TARGETED GENETICS CORPORATION

              1100 OLIVE WAY, SUITE 100, SEATTLE, WASHINGTON 98101
                      PHONE 206.623.7612 FAX 206.223.0288



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                              [FLOOR PLAN DRAWING]


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